Exhibit 10.1

QUICKSILVER RESOURCES INC.

October 24, 2010

Quicksilver Energy L.P.
801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas  76102

Ladies and Gentlemen:

It is expected that Quicksilver Resources Inc. (the “Company”) and its Representatives (as defined below) will furnish you and your Representatives with, or otherwise make available to you and your Representatives, certain information about the business, operations and affairs of the Company and its subsidiaries.  Such information (whether oral, written, electronic or otherwise and whether provided before, on or after the date of this agreement), regardless of the form in which it is provided or maintained and whether prepared by the Company, its Representatives or otherwise, together with any notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain or otherwise reflect such information, is hereinafter referred to as “Confidential Information,” except that “Confidential Information” does not include any information that (i) was publicly available prior to the date of this agreement or hereafter becomes publicly available without any violation of this agreement on the part of you or any of your Representatives, or (ii) becomes available to you from a person other than the Company and its Representatives who is not, to the best of your knowledge, subject to any contractual, legal, fiduciary or other obligation to keep such information confidential.  As used in this agreement, “person” means an individual or entity and the “Representatives” of any person means the affiliates, officers, directors, employees, attorneys, accountants, financial or other advisors and other agents and representatives of such person; provided that  “Representatives” shall not include any prospective sources of financing (whether equity or debt financing).  For the avoidance of doubt, no Confidential Information shall be provided by you or your Representatives to any prospective sources of financing (whether equity or debt financing) without, in each case, prior written consent of the Committee; provided that with respect to any major national or international bank that will serve as a bona fide debt provider, your obligation is limited to treating such person as a Representative hereunder (including by requiring execution of an appropriate confidentiality agreement) and to notifying the Committee of the identity of such person.

Quicksilver Energy L.P.	October 24, 2010

In consideration of your being provided with Confidential Information, you agree to comply with the terms of this agreement.

You agree that all Confidential Information will be kept confidential and will not be disclosed, in whole or in part, by you or any of your Representatives to any person other than those of your Representatives who need to know such Confidential Information for the purpose of evaluating the Company on your behalf; provided that (i) you will require your Representatives to be bound by the terms of this agreement applicable to them to the fullest extent as if they were parties hereto and (ii) you will be responsible for any breach of this agreement by you or any of your Representatives.

Without the prior written consent of the Transaction Committee of Board of Directors (the “Committee”), you agree that none of you or any of your Representatives will disclose to any person the fact that any Confidential Information has been made available to you or your Representatives, that discussions or negotiations are taking place with the Committee, or any of the terms, conditions or other facts with respect to such discussions or negotiations, including the status thereof, except as otherwise required by law or the applicable rules of any national securities exchange.

You agree that unless otherwise directed by the Committee in writing (i) all communications with the Company regarding requests for Confidential Information, (ii) requests for additional information, facility tours, or management meetings, and (iii) discussions or questions regarding procedures with respect to the Confidential Information, will be submitted or directed by you or your Representatives only to a person or persons designated in writing by the Committee.

You agree that none of your Representatives will use or allow the use of any Confidential Information for any purpose except to assist you.

Promptly following your receipt of a request from the Committee, you and your Representatives shall, at your election, either destroy or return to the Company all Confidential Information provided to you or your Representatives hereunder, except for that portion of the Confidential Information that consists of analyses, compilations, studies or other documents prepared by you or your Representatives.  Any such portion of the Confidential Information that consists of analyses, compilations, studies or other documents prepared by you or your Representatives will, to the extent legally permitted, be destroyed immediately upon the Committee’s request.  Upon the request of the Committee, you will provide the Committee with prompt written certification of your and your Representatives’ compliance with the preceding two sentences.

If you or anyone to whom you transmit the Confidential Information is requested or required by applicable law (by oral questions, interrogatories, requests for information

Quicksilver Energy L.P.	October 24, 2010

or documents, subpoenas, civil investigative demand or similar process) to disclose any of the Confidential Information, you will provide the Company and the Committee with prompt written notice so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this agreement, and you will use your reasonable best efforts to assist the Company in seeking such protective order.  If such protective order or other remedy is not obtained, or the Committee waives your compliance with the provisions of this agreement, you or your Representatives will furnish only that portion of the Confidential Information that is legally required to be furnished, in the opinion of your counsel, and will exercise your reasonable best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

You hereby acknowledge that, in your examination of the Confidential Information, you will receive material nonpublic information concerning the Company, and that you are aware (and that your Representatives have been or will be advised by you) that the United States securities laws restrict the purchase and sale of securities by persons who possess certain nonpublic information relating to the issuer of such securities.  You agree that for a period of six months following the date hereof, none of you and any of your affiliates (and any person acting on behalf of or in concert with you or any of your affiliates) will, directly or indirectly, without the Company’s prior written consent, acquire or agree to acquire any securities of the Company.

No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

You agree that the Company would be irreparably injured by a breach of this agreement by you or your Representatives and that, in such event (or in the event the Committee reasonably believes such event is reasonably likely to occur), the Company shall be entitled, in addition to any and all other remedies, to injunctive relief and specific performance without the necessity of providing any bond or other security, and you hereby irrevocably consent to such relief.

If any term or provision of this agreement or any application hereof shall be invalid and unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby.

This agreement may be modified or waived only by an instrument signed by the parties hereto.  This agreement may not be assigned by any party hereto without the express prior written consent of the other party hereto, and any assignment of this agreement by either party without the prior written consent of the other shall be void.

Quicksilver Energy L.P.	October 24, 2010

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of law provisions.  You hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in New York City, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this letter agreement.  You hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to you shall be effective service of process for any such suit, action or proceeding brought against you in any such court.  You hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  You agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon you and may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon such judgment.

Except for the preceding two paragraphs, which shall be binding in perpetuity or until the latest date permitted by law, this agreement will be binding upon you and your Representatives for a period of two years from the date hereof.  This agreement may be executed and delivered by facsimile.  Any facsimile signatures shall have the same legal effect as original signatures.

Quicksilver Energy L.P.	October 24, 2010

To evidence your agreement with the foregoing, please sign and return a copy of this agreement to the undersigned.

Very truly yours,

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
	Name:	John C. Cirone
	Title:	Senior Vice President & General Counsel

Accepted and agreed:

QUICKSILVER ENERGY L.P.

By:	/s/ Glenn Darden
	Name:	Glenn Darden
	Title:	Member